EXHIBIT 99.1

WOODHEAD INDUSTRIES REPORTS CONTINUED OPERATING IMPROVEMENT
IN FISCAL SECOND QUARTER

DEERFIELD, IL -- April 23, 2003 -- Woodhead Industries, Inc., (Nasdaq: WDHD) today announced improved financial results for its fiscal second quarter ended March 29, 2003. The Company reported second quarter total revenues of $45.8 million, an 8% increase over the prior year. Income from operations increased to $2.6 million in the quarter, up 99% from last year. Net income was $1.5 million, or $0.13 per share, up from $0.2 million and $0.01 per share respectively in 2002.

Philippe Lemaitre, Woodhead Industries' President and Chief Executive Officer, commented, "We are very satisfied with our results this quarter which were better than the forecast we gave last quarter. Our performance in Europe was particularly strong and while the results in the U.S. were not as robust, we did increase revenue in the region even though the telecommunications market declined. We are continuing to strengthen our Electrical business unit with the previously announced decision to sell several of our Aero-Motive (AMCO) subsidiary's small product lines that don't align strategically with our long-term goals and we will integrate the remaining AMCO manufacturing operations principally into our facilities in Juarez, Mexico for cost synergies. I'm also pleased that last month we rounded out our management team with the appointment of Hans Huber as Executive Vice President of Europe. With his considerable experience we anticipate changes and improvements that will benefit our profitability going forward."

SECOND QUARTER RESULTS
Total revenues for the 2003 fiscal second quarter were $45.8 million, up 8% from $42.6 million in the same quarter last year. The strengthening of foreign exchange rates accounted for $2.6 million of the year-to-year increase and 2002 revenue included $1.3 million at AKAPP, a subsidiary that was sold in the first quarter of 2003. Income from operations for the quarter was $2.6 million and net income was $1.5 million, or $0.13 per share. These results compare to income from operations of $1.3 million and net income of $0.2 million or $0.01 per share in the second quarter of 2002. (The second quarter of 2002 included $1.0 million in operating expense, or $0.07 per share for restructuring charges.)

Robert Fisher, Vice President of Finance and Chief Financial Officer, stated, "We are pleased with our strong year-over-year growth in revenue, especially in Europe where revenue was up 19%. The North American performance was not as strong. However, we were still able to increase revenues in that region by 2% even as the telecommunications market continued to decline. For the quarter, international revenues were 39% of our total revenue."

In the Connectivity Segment, second quarter sales were $32.0 million and income from operations was $1.1 million versus $27.4 million and $0.2 million, respectively, last year. Year-over-year sales benefited from exchange rate changes and improved performance in Canada, the UK, Germany and Italy. The Electrical Segment sales in the quarter were $13.8 million, down 9% compared to last year entirely due to the sale of AKAPP. Income from operations in the Electrical Segment was $1.6 million versus $1.4 million last year due to the benefit of migrating products to Mexico in 2002.

Cash flow from operations was $2.9 million for the second quarter as the company continued to make improvements in its working capital accounts. Cash on-hand at the end of the quarter was $23.0 million. Backlog at the end of the second quarter increased to $17.0 million, up substantially compared to $12.9 million at the end of the first quarter and $14.9 a year ago.

OUTLOOK
Lemaitre further commented, "The economy's continued weakness was demonstrated by the Institute for Supply Management announcement that its index of manufacturing activity fell to 46.2 in March, down for the second consecutive month from 53.9 in January. This drop over the last two months supports our cautious outlook and the need to continue operating with tight controls. Given this environment, we expect next quarter's revenue to improve modestly compared to the second quarter. However, because operating income will be reduced by the incremental costs associated with the AMCO actions, third quarter earnings per share will be in the range of $0.04 to $0.06. There is the potential for improvement if the sale of any of the product lines is completed in the quarter and the AMCO actions will begin to be accretive in the middle of our fiscal 2004."

This press release contains statements that are forward-looking. These statements are based on current expectations that are subject to risks and uncertainties. In particular, such risks include future actions, prospective products, future performance or results of current or anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, general economic and business conditions, competition, and other issues discussed in our Form 10-K and other SEC filings.

CONFERENCE CALL
Woodhead Industries, Inc., will host a conference call today, April 23, 2003, at 11:00 am EDT to discuss performance and financial results for the fiscal second quarter. To access a live Internet webcast of the conference call, visit the Company's website at www.woodhead.com and select the webcast icon. A replay of the conference call will be archived and available on the Company's website following the live event.

ABOUT WOODHEAD INDUSTRIES, INC.
Woodhead Industries, Inc. develops, manufactures and markets electronic and industrial communications products, primarily serving the global automation and control market with connectivity solutions and specialty electrical products. Through its connectivity group, Woodhead provides the industrial automation industry with a single, worldwide source for industrial communications and connectivity solutions. Its product lines, comprised of six industry-leading brands: SST(TM), Brad Harrison(R), mPm(TM), RJ-Lnxx(R), applicom(R) and NetAlert!(R) make Woodhead the premier supplier of application-specific connectivity solutions.

For further information contact: Robert Fisher, Vice President, Finance and CFO,
(847) 317-2400, e-mail: rfisher@woodhead.com, or http://www.woodhead.com.
                        --------------------     ------------------------


                               [TABLES TO FOLLOW]

WOODHEAD INDUSTRIES, INC. CONSOLIDATED INCOME STATEMENT
(Amounts in thousands, except per share data)

                                                          QUARTER ENDED                      SIX MONTHS ENDED
                                                          -------------                      ----------------
                                                       3/29/2003  3/30/2002    % CHANGE     3/29/2003  3/30/2002      % CHANGE
                                                       ---------  ---------    --------     ---------  ---------      --------
NET SALES                                               $45,810   $ 42,579       7.6%        $88,042   $ 81,200           8.4%
   Cost of Sales                                         28,900     26,986       7.1%         55,404     51,122           8.4%
                                                        ------------------                   ------------------
GROSS PROFIT                                             16,910     15,593       8.4%         32,638     30,078           8.5%
   % of Net Sales                                          36.9%      36.6%                     37.1%      37.0%
OPERATING EXPENSES                                       14,334     13,285       7.9%         28,102     26,434           6.3%
RESTRUCTURING CHARGE                                          -      1,015                         -      1,015
                                                        ------------------                   ------------------
TOTAL OPERATING EXPENSE                                  14,334     14,300       0.2%         28,102     27,449           2.4%
   % of Net Sales                                          31.3%      33.6%                     31.9%      33.8%
INCOME FROM OPERATIONS                                    2,576      1,293      99.2%          4,536      2,629          72.5%
                                                        ------------------                   ------------------
   % of Net Sales                                           5.6%       3.0%                      5.2%       3.2%
OTHER EXPENSES
   Interest Expense                                         650        780     (16.7%)         1,311      1,546         (15.2%)
   Other (Income)/Expenses, Net                            (579)        89                    (1,087)       337
                                                        ------------------                   ------------------
OTHER EXPENSES                                               71        869     (91.8%)           224      1,883         (88.1%)
                                                        ------------------                   ------------------
INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS           2,505        424     490.8%          4,312        746         478.0%
   % of Net Sales                                           5.5%       1.0%                      4.9%       0.9%
PROVISION FOR INCOME TAXES                                  974        260     274.6%          1,355        446         203.8%
                                                        ------------------                   ------------------
INCOME FROM CONTINUING OPERATIONS                       $ 1,531     $  164     833.5%        $ 2,957   $    300         885.7%
   % of Net Sales                                           3.3%       0.4%                      3.4%       0.4%
DISCONTINUED OPERATIONS
   Income From Discontinued AKAPP Operations
     (Including Gain on Disposal of $725)                     -          -                       733          -
   Income Tax Expense                                         -          -                         3          -
                                                        ------------------                   ------------------

INCOME FROM DISCONTINUED OPERATIONS                           -          -                       730          -
                                                        ------------------                   ------------------

NET INCOME                                              $ 1,531     $  164     833.5%        $ 3,687   $    300       1,129.0%
   % of Net Sales                                           3.3%       0.4%                      4.2%       0.4%
                                                        ==================                   ==================
EARNINGS PER SHARE, DILUTED
From continuing operations                              $  0.13    $  0.01   1,200.0%         $ 0.25   $   0.03         733.3%
As reported                                             $  0.13    $  0.01   1,200.0%         $ 0.31   $   0.03         933.3%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
   Diluted                                               12,020     11,830       1.6%         11,947     11,812           1.1%
                                                        ==================                   ==================
DIVIDENDS PER SHARE                                     $  0.09    $  0.09       0.0%        $  0.18   $   0.18           0.0%
                                                        ==================                   ==================

SEGMENT DATA                                              QUARTER ENDED:                     SIX MONTHS ENDED
                                                          --------------                     ----------------
                                                       3/29/2003  3/30/2002   % CHANGE      3/29/2003  3/30/2002     % CHANGE
                                                       ---------  ---------   --------      ---------  ---------     --------
NET SALES
---------
CONNECTIVITY                                            $31,989   $ 27,353      16.9%        $60,388   $ 52,080          16.0%
ELECTRICAL                                               13,821     15,226      (9.2%)        27,654     29,120          (5.0%)
                                                        ------------------                   ------------------
TOTAL                                                   $45,810   $ 42,579       7.6%        $88,042   $ 81,200           8.4%
                                                        ==================                   ==================
INCOME FROM OPERATIONS
----------------------
CONNECTIVITY                                            $ 1,130    $   171     560.8%        $ 1,529    $   366         317.8%
ELECTRICAL                                                1,627      1,357      19.9%          3,480      2,436          42.9%
CORPORATE AND OTHER                                        (181)      (235)                     (473)      (173)
                                                        ------------------                   ------------------
TOTAL                                                   $ 2,576    $ 1,293      99.2%        $ 4,536    $ 2,629          72.5%
                                                        ------------------                   ------------------

WOODHEAD INDUSTRIES, INC. CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

                                                                                       ---------       ---------
ASSETS                                                                                 3/29/2003       9/28/2002
                                                                                       ---------       ---------
CURRENT ASSETS
   Cash and short-term investments                                                      $ 23,022        $ 13,152
   Accounts receivable                                                                    31,257          30,770
   Inventories                                                                            14,523          14,825
   Prepaid expenses                                                                        2,402           2,870
   Refundable income taxes                                                                 2,066           1,971
   Deferred income taxes                                                                   3,119           3,119
----------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                                                   76,389          66,707
   Property, plant and equipment, net                                                     62,013          64,053
   Goodwill, net                                                                          30,415          28,757
   Deferred income taxes                                                                   3,454           3,339
   Other Assets                                                                            1,986           3,795
----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                           $ 174,257       $ 166,651
----------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' INVESTMENT
   Current Liabilities
   Accounts payable                                                                      $ 9,768         $ 9,119
   Accrued expenses                                                                       13,469          12,785
   Income taxes payable                                                                    1,873           1,640
   Current portion of long-term debt                                                       4,200           4,200
----------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT LIABILITIES                                                              29,310          27,744
   Long-term debt                                                                         36,600          36,600
   Deferred income taxes                                                                   2,080           1,771
   Other liabilities                                                                       3,182           3,191
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                         71,172          69,306

STOCKHOLDERS' INVESTMENT:
   Common stock at par (shares issued: 11,901 , at 3/29/03, 11,817 at 9/28/02)            11,901          11,817
   Additional paid-in capital                                                             17,395          16,526
   Deferred stock compensation                                                              (930)           (218)
   Accumulated other comprehensive income                                                   (347)         (4,292)
   Retained earnings                                                                      75,066          73,512
----------------------------------------------------------------------------------------------------------------
   Total stockholders' investment                                                        103,085          97,345
----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                                         $ 174,257       $ 166,651
----------------------------------------------------------------------------------------------------------------